SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 15, 2003

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1658 Cole Boulevard, Suite 130, Golden, Colorado	80401
(Address of principal executive offices)	Zip Code

(303) 235-9000

(Registrant’s telephone number)

Item 12.	Results of Operations and Financial Condition

Pursuant to Item 12, ACT Teleconferencing is filing this 8-K. The following supplementary outlines the audio conferencing volumes and revenues for the first and second quarters of 2002 and 2003.

	2003 1st Quarter		2002 1st Quarter		% Change
(millions)	Minute Volumes (m)	$ Million Revenues	Minute Volumes (m)	$ Million Revenues	Volumes	Revenues
ATTENDED/ELITE SERVICES	19.2	$4.3	13.6	$4.6	+41%	-6%
AUTOMATED SERVICES	24.0	$4.2	15.7	$2.7	+53%	+54%
GLOBAL SERVICES/ CONCERT	1.0	$1.2	5.3	$1.4	-81%	-12%

TOTAL	44.2	$9.7	34.6	$8.7	+28%	+12%

	2003 2nd Quarter		2002 2nd Quarter		% Change
(millions)	Minute Volumes (m)	$ Million Revenues	Minute Volumes (m)	$ Million Revenues	Volumes	Revenues
ATTENDED/ELITE SERVICES	14.8	$4.8	15.5	$5.3	-4%	-8%
AUTOMATED SERVICES	27.0	$3.2	19.3	$2.5	+40%	+28%
GLOBAL SERVICES	12.0	$2.4	3.0	$0.8	+301%	+208%

TOTAL	53.8	$10.4	37.8	$8.6	+43%	+21%

	2003 First 6 Months		2002 First 6 Months		% Change
(millions)	Minute Volumes (m)	$ Million Revenues	Minute Volumes (m)	$ Million Revenues	Volumes	Revenues
ATTENDED/ELITE SERVICES	34.0	$9.1	29.1	$9.9	+17%	-7%
AUTOMATED SERVICES	51.0	$7.4	35.0	$5.2	+46%	+42%
GLOBAL SERVICES	13.0	$3.6	8.3	$2.2	+57%	+69%

TOTAL	98.0	$20.1	72.4	$17.3	+36%	+17%

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT TELECONFERENCING, INC. (Registrant)

Date: September 17, 2003	By:	/s/ GAVIN THOMSON
Gavin Thomson Chief Financial Officer

3